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                                                                      EXHIBIT 21

CHECKPOINT SYSTEMS, INC. SUBSIDIARIES

Checkpoint Systems, Inc. of Puerto Rico, Inc. - Delaware
Checkpoint Caribbean, Inc. - Delaware
Checkpoint FSC, Inc. - Barbados
Electronic Signatures, Inc. - Delaware
Checkpoint International, Inc. - Delaware
Checkpoint Security Systems Group, Inc. - Minnesota
Checkpoint Canada, Inc. - Canada
Checkpoint Systems, S.A. - Argentina
Checkpoint de Mexico, S.A. de C.V. - Mexico
Checkpoint Systems Belgium N.V. - Belgium
Checkpoint Systems France SARL - France
Checkpoint Systems Deutschland - Germany
Checkpoint Systems Nederland B.V. - The Netherlands
Checkpoint Holland Holding B.V. - The Netherlands
Checkpoint Holland Trading B.V. - The Netherlands
Checkpoint Systems Europe B.V. - The Netherlands
Checkpoint Systems International B.V. - The Netherlands
Checkpoint Systems Productie B.V. - The Netherlands
Checkpoint Systems Scandinavia A.B. - Sweden
Checkpoint Systems U.K. Limited - United Kingdom
Checkpoint Systems Australia PTY LTD - Australia
Checkpoint Systems Espana, S.A.- Spain
Actron Sistemas De Seguidad S.A. - Spain
Checkpoint Actron AG - Switzerland
Checkpoint Export AG - Switzerland
Checkpoint Exports Systems AG
Actron Entwicklungs AG - Switzerland
Actron Group Limited - United Kingdom
Actron UK Limited - United Kingdom
Checkpoint Systems Norge - Norway
Checkpoint Systems Italia s.r.l. - Italy
Checkpoint Portugal Sistemas Anti-Furto, S.A. - Portugal
Checkpoint Portugal II - Sistemas De Seguranca Integrados, S.A.- Portugal Checkpoint Systems Brazil - Brazil
Checkpoint Systems Japan Co., Ltd. - Japan
Checkpoint Security Systems u Denmark D&D Security - Belgium
Checkpoint Manufacturing Japan Checkpoint Europe N.V.
Meto Australia Pty. Ltd. - Australia
Meto GmbH - Austria
Kimball Graphics Ltd. - Bangladesh
Meto N.V. - Belgium
Meto Canada Inc. - Canada
Meto Danmark A/S - Denmark
Unistik (Fiji) Ltd. - Fiji
Meto Finland OY - Finland
Meto Holding SA - France
Meto SA - France
Meto AG - Germany
Meto GmbH - Germany
Meto International GmbH - Germany
Go East Ltd. - Gibraltar
Meto Ltd. - Hong Kong
Meto Hungary KFT - Hungary
Meto S.p.A. - Italy
Meto (Malaysia) Sdn. Bhd. - Malaysia
Meto Sale & Services Sdn. Bhd. - Malaysia
Kimball Systems B.V. - Netherlands
Meto B.V. - Netherlands
Quik Stik International Ltd. - New Zealand
Meto Norge AS - Norway
Meto Polska Sp. z.o.o. - Poland
Esselte Meto (Portugal) Equipa-mentos e Sistemas Para o Comercio e Industria,
  LDA - Portugal
Meto Identification Systems S.A. - Spain
Jinnestal Tryckeri AB - Sweden
Meto Sverige AB - Sweden
OPV Systems i Kalmar AB - Sweden
Meto - Switzerland
Meto UK Ltd. - UK
Thamesdown Labels Ltd. - UK
Meto, Inc. - USA
A.W. Printing, Inc. - USA